UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VECTOR ACQUISITION CORPORATION II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2023

VECTOR ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39560	98-1575612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Market Street Steuart Tower, 23rd Floor San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 293-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	VAQC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As described in the definitive proxy statement of Vector Acquisition Corporation II (the “Company”) filed on February 23, 2023 (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), the Company will hold an annual general meeting of shareholders on March 8, 2023 (the “Meeting”) to seek shareholder approval of, among other things, a proposal (the “Extension Proposal”) to extend the date by which the Company has to consummate an initial business combination from March 12, 2023 to March 12, 2024 or such earlier date as is determined by the Company’s board of directors to be in the best interests of the Company.

On March 3, 2023, the Company and its sponsor, Vector Acquisition Partners II, L.P. (the “Sponsor”), entered into share transfer agreements (each, an “Agreement” and collectively, the “Agreements”) with several unaffiliated holders (the “Holders”) of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), pursuant to which such Holders have agreed not to redeem an aggregate of 3,500,000 Class A Shares (the “Non-Redeemed Shares”) in connection with the Extension Proposal. In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Sponsor has agreed to forfeit and surrender to the Company for no consideration an aggregate of 1,050,000 Class A Shares held by the Sponsor at the closing of the Company’s initial business combination, and the Company has agreed to issue an aggregate of 1,050,000 Class A Shares to the Holders at such time.

The foregoing summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Agreement filed by the Company as Exhibit 10.1 hereto and incorporated herein by reference.

Important Information and Where to Find It

On February 23, 2023, the Company filed the Definitive Proxy Statement with the SEC in connection with its solicitation of proxies for the Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by directing a request to: Vector Acquisition Corporation II, One Market Street, Steuart Tower, 23rd Floor, San Francisco, CA 94105.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Form of Share Transfer Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2023	VECTOR ACQUISITION CORPORATION II

	By:	/s/ Alex Slusky
	Name:	Alex Slusky
	Title:	Chief Executive Officer and Chairman

Exhibit 10.1

FORM OF SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (“Agreement”) dated March 3, 2023, by and among [●] (the “Holder”), Vector Acquisition Partners II, L.P. (the “Insider”), a Cayman Islands limited partnership, and Vector Acquisition Corporation II, a Cayman Islands exempted company (the “Company”).

RECITALS:

A.    The Company will hold an annual general meeting of its shareholders (the “Meeting”) to consider and act upon, among other things, a proposal (the “Extension Proposal”) to extend the time the Company has to consummate an initial business combination (“Business Combination”) from March 12, 2023 to March 12, 2024 or such earlier date as is determined by the Company’s board of directors to be in the best interests of the Company (the “Extension”).

B.    The Holder is willing to not request redemption in connection with the Extension, or reverse any previously submitted redemption demand, of certain of the Class A Ordinary Shares issued in the Company’s initial public offering (“Public Shares”) held by such Holder upon the terms set forth herein.

IT IS AGREED:

1.     Non-Redemption. The Holder hereby agrees to either not request redemption in connection with the Extension or to reverse any previously submitted redemption demand in connection with the Extension with respect to the aggregate number of Public Shares set forth on Exhibit A hereto (“Non-Redeemed Shares”) it holds; provided that in no event will Holder be required to hold a number of Public Shares representing in excess of 9.9% of the total number of Class A ordinary shares of the Company outstanding following the effectuation of the Extension Proposal. The Non-Redeemed Shares held by the Holder shall not be subject to any transfer restrictions other than with respect to this Section 1, and the Holder shall have no obligation to hold any Public Shares following the effectuation of the Extension. Nothing in this Agreement is intended to restrict or prohibit the Holder’s ability to redeem any Public Shares other than the Non-Redeemed Shares. The Insider shall provide the Holder with the final number of Public Shares immediately following completion of the Extension Redemption no later than 11:30 a.m. Eastern on the date of the Meeting.

2.     Forfeiture and Issuance of Class A Ordinary Shares.

(a)   In consideration of the agreement set forth in Section 1 hereof, immediately prior to, and substantially concurrently with, the closing of a Business Combination (“Closing”):

(i)       the Insider (or its designees) will surrender and forfeit (the “Insider Forfeiture”) to the Company for no consideration an aggregate of [●] Class A ordinary shares, par value $0.0001 per share, of the Company held by the Insider (or its designees) (the “Class A Ordinary Shares” and such Class A Ordinary Shares to be surrendered and forfeited, the “Forfeited Shares”); and

(ii)       the Company shall issue (the “Share Issuance”) to the Holder a number of Class A Ordinary Shares equal to the Forfeited Shares. The Class A Ordinary Shares shall be issued directly to the Holder in book-entry form on the books and records of the Company’s transfer agent electronically via the Direct Registration System of the Depository Trust Company or in such other manner as the Insider, the Company and the Holder shall agree upon Closing.

(b)   In connection with the Share Issuance pursuant to Section 2(a), the Holder shall be entitled to the registration rights set forth in that certain Registration and Shareholder Rights Agreement, dated as of March 9, 2021 (the “Registration Rights Agreement”), among the Insider, the Company and the other parties thereto and the Holder shall execute a joinder thereto to become a “Holder” (as defined therein).

(c)    The Holder shall not be required to forfeit or transfer any Class A Ordinary Shares received by it pursuant to Section 2. The Insider acknowledges and agrees that the Insider shall not subject the Class A Ordinary Shares that are required to be surrendered and forfeited pursuant to Section 2(a) to any earn-outs, forfeitures, transfers, restrictions, amendments or similar arrangements in connection with the Business Combination, and the Insider and the Company acknowledge and agree that any Class A Ordinary Shares received by the Holder in the Share Issuance shall not be changed as a result of any earn-outs, forfeitures, transfers, restrictions, amendments or other arrangements agreed to by the Insider with respect to its other Class A Ordinary Shares.

(d)   If at any time the number of outstanding Class A Ordinary Shares of the Company is increased or decreased by a consolidation, combination, split or reclassification of the Class A Ordinary Shares or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding Class A Ordinary Shares of the Company.

3.      Representations of the Holder. The Holder hereby represents and warrants to the Insider and the Company that:

(a)   The Holder, in making the decision to receive the Class A Ordinary Shares from the Company pursuant to this Agreement, has not relied upon any oral or written representations or assurances from the Insider or any of the Insider’s or the Company’s officers, directors, partners or employees or any other representatives or agents. The Holder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Class A Ordinary Shares.

(b)   This Agreement has been validly authorized, executed and delivered by the Holder and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Holder is a party which would prevent the Holder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Holder is subject.

(c)    The Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Holder’s own legal counsel and investment and tax advisors.

(d)   The Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the issuance of Class A Ordinary Shares contemplated hereby will be made in reliance on, among other things, a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(e)    The Holder is acquiring the Class A Ordinary Shares solely for investment purposes, for such Holder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Holder has no present arrangement to sell the Class A Ordinary Shares to be received hereunder to or through any person or entity except as may be permitted hereunder.

(f)     The Holder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Class A Ordinary Shares. The Holder is aware that an investment in the Class A Ordinary Shares is highly speculative and subject to substantial risks. The Holder is cognizant of and understands the risks related to the acquisition of the Class A Ordinary Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. The Holder is able to bear the economic risk of its investment in the Holder for an indefinite period of time and able to sustain a complete loss of such investment.

(g)   No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Holder in connection with the acquisition of the Class A Ordinary Shares nor is the Holder entitled to or will accept any such fee or commission.

(h)   The Holder understands that the Class A Ordinary Shares will be issued to the Holder in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in this Agreement in order to determine the applicability of such provisions.

4.     Insider Representations. The Insider hereby represents and warrants to the Holder that:

(a)   This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Insider does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Insider is a party which would prevent the Insider from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Insider is subject.

(b)   The Insider (or its designees) is the beneficial owner of the Forfeited Shares, will continue to be the beneficial owner of the Forfeited Shares immediately prior to the Closing and will surrender and forfeit them to the Company immediately prior to the Closing free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws and the transfer restrictions referred to in Section 2(c) hereof.

(c)   Neither the Insider nor the Company has disclosed to the Holder material non-public information with respect to the Company.

5.     Company Representations. The Company hereby represents and warrants to the Holder that:

(a)   This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

(b)   The Class A Ordinary Shares to be issued by the Holder pursuant to this Agreement shall be free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws and the transfer restrictions referred to in Section 2(c) hereof.

(c)   The Company has not disclosed to the Holder material non-public information with respect to the Company.

6.     Disclosure; Exchange Act Filings. As soon as practicable but in no event later than one business day after execution of this Agreement, the Company will file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. The Insider and the Company agree that the name of the Holder shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

7.     Trust Account. Until the earlier of (a) the consummation of the Company’s initial business combination; (b) the liquidation of the Trust Account; and (c) 36 months from consummation of the Company’s initial public offering or such later time as the shareholders of the Company may approve in accordance with the Extension, the Company will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank.

8.     Entire Agreement: Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

9.     Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, including the conflicts of law provisions and interpretations thereof.

10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

11. Termination. This Agreement shall become null and void and of no force and effect upon the earliest to occur of: (a) the date of the Meeting, if any of the Non-Redeemed Shares held by the Holder are submitted to the Company’s transfer agent with valid instructions to redeem such Public Shares at the Meeting and such instructions are not withdrawn by such date, other than as provided for in Section 1; (b) the mutual written consent of the parties hereto; and (c) the effectuation of the Extension and the delivery of the Class A Ordinary Shares to the Holder. Notwithstanding any provision in this Agreement to the contrary, the Insider’s obligation to surrender and forfeit the Forfeited Shares to the Company and the Company’s obligation to issue the equivalent amount of Class A Ordinary Shares to the Holder shall only take place immediately prior to, and substantially concurrently with, a Closing.

12.  Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by another party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

13.  Acknowledgement; Waiver. Holder (i) acknowledges that the Insider or the Company may possess or have access to material non-public information which has not been communicated to the Holder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Insider, the Company or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; and (iii) is aware that the Insider and the Company are relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

14.  Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto.

15.  Most Favored Nation. In the event the Insider or the Company enter one or more other non-redemption or forward share purchase agreements in connection with the Extension before or after the execution of this Agreement, the Insider and the Company represent that the terms of such other agreements will not be materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Holder. In the event that another third party is afforded any such more favorable terms than the Holder, the Insider and the Company shall promptly inform the Holder of such more favorable terms in writing, and the Holder shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[Signature Page Follows]

VECTOR ACQUISITION PARTNERS II, L.P.

By:
Name: Tite:	David Baylor Officer

VECTOR ACQUISITION CORPORATION II

By:
Name:	David Baylor
Title:	Chief Financial Officer

[HOLDER]

By:
Name:
Title:

EXHIBIT A

Number of Non-Redeemed Shares
Class A Ordinary Shares	[●]